United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2012

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2012, American CareSource Holdings, Inc. (the “Company”) announced that on such day it filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Amendment”) to effect a 1-for-3 reverse stock split (“reverse split”) of its common stock, par value $0.01 per share (the “Common Stock”), effective at 9:30 a.m. Eastern Time on Tuesday, September 4, 2012 (the “Effective Time”). Because the Amendment does not reduce the number of authorized shares of Common Stock, the effect of the Amendment is to increase the number of shares of Common Stock available for issuance relative to the number of shares issued and outstanding.

At the Company's annual meeting of stockholders, held on June 11, 2012, the stockholders voted to amend the Company's certificate of incorporation for the purpose of effecting a reverse stock split and authorized its Board of Directors (the "Board") to determine, in its sole discretion, whether to effect the amendment, the timing of the amendment, and the specific ratio of the reverse stock split, provided that such ratio is 1-for-2, 1-for-2.5, 1-for-3, 1-for-3.5 or 1-for-4.

At the Effective Time, immediately and without further action by the Company's stockholders, every 3 shares of the Company's Common Stock issued and outstanding immediately prior to the Effective Time will automatically be combined into one share of Common Stock. In the event the reverse split leaves a stockholder with a fraction of a share, the stockholder will receive cash in lieu of such fractional share in an amount equal to the product obtained by multiplying (i) the closing sale price of the Common Stock on the business day immediately preceding the Effective Time as reported on the The Nasdaq Capital Market® by (ii) the number of shares of the Common Stock held by the stockholder that would otherwise have been exchanged for the fractional share interest. Further, any options, warrants and rights outstanding as of the Effective Time that are subject to adjustment will be adjusted in accordance with the terms thereof. These adjustments may include, without limitation, changes to the number of shares of Common Stock that may be obtained upon exercise or conversion of these securities, and changes to the applicable exercise or purchase price.

The Certificate of Amendment to the Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated by reference herein. The press release announcing the Amendment is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits.

 (d)           Exhibits

3.1	Certificate of Amendment to the Certificate of Incorporation of American CareSource Holdings, Inc., as amended
99.1	Press release of Registrant, dated August 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: August 31, 2012	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer